Exhibit E-7

Company No: 2501949


                             THE COMPANIES ACT 1985
                        ________________________________

                        PUBLIC COMPANY LIMITED BY SHARES
                        ________________________________

                                   MEMORANDUM
                                       OF
                                   EIDOS PLC
                        ________________________________

                           Incorporated 14th May 1990

             (Incorporating all amendments to 20th September 2001)

1.      *The Company's name is "EIDOS PUBLIC LIMITED COMPANY".

2.      The Company is to be a public company.

3.      The Company's registered office is to be situated in England and Wales.

4.      **The Company's objects are:

        (A)    (i)     To carry on the business of creating, commissioning,
                       developing, publishing, marketing, licensing, selling and otherwise exploiting entertainment products and services in all media in any country for all purposes and generally to act as agents, distributors, managers and consultants.

               (ii) To carry on the business of the development and exploitation in any way (whether or not as products or services) of technology and know-how, and skills and rights capable of use in the creation, publication, transmission or other delivery or use of entertainment products or services, in any country for all purposes.

               (iii) To carry on the business of the development and exploitation in any way (whether or not as products or services and whether or not in relation to the field of entertainment) of technology and know-how, and skills and rights associated therewith anywhere and for all purposes.

        (B)    (i)     To carry on business as a holding company and to acquire
                       and hold shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stocks, debentures, debenture stocks, bonds, obligations, and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being.

               (ii) To acquire any such shares, stocks and other securities before mentioned by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

                                      E7-1

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               (iii)   To pay for any business or other property or any shares,
                       stocks, securities or rights of any kind acquired by the Company either in cash or shares, with or without any preferred or deferred rights, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

               (iv) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of and to act as financial advisers and consultants to any company or companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith.

        (C) To carry on any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as auxiliary to the general business of the Company or any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as auxiliary to the general business of the Company.

        (D) To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

        (E) To carry on any business or branch of a business which the Company is authorised to carry on by means, or through the agency, of any company which is a subsidiary of the Company, and to enter into any arrangement with any such subsidiary company for taking the profits and bearing the losses of any business or branch so carried on, or for financing any such subsidiary company or guaranteeing its liabilities, or to make any other arrangement which may seem desirable with reference to any business or branch so carried on including power at any time, and either temporarily or permanently, to close any such branch or business.

        (F) To enter into any arrangements with any government or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

        (G) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, or otherwise with any company, or with any employees of the Company, including in such case if thought fit the conferring of a participation in the management or its directorate, or with any company carrying on or engaged in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to give to any company special rights or privileges in connection with or control over this Company, and in particular the right to nominate one or more Director(s) of this Company. And to lend money to, guarantee the contracts of, or otherwise assist any such company, and to take or otherwise acquire shares or securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

        (H) To subsidise, and assist any persons or companies and to act as agents for the collection, receipt or payment of money and generally to act as agents for and render services to customers and others.

        (I) Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, to guarantee or otherwise provide security by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital or by both such methods or by any other means whatsoever the performance of the obligations and the payment of any moneys (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs
                                      E7-2
               or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by section 736 of the Companies Act 1985 or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person firm or company whatsoever. A guarantee shall also include any other obligation (whatever called) to pay, purchase, provide funds (whether by advance of money the purchase of or the subscription of shares or other securities, the purchase of assets or services, or otherwise) for the payment of or to indemnify against the consequences of default in the payment of or otherwise be responsible for any indebtedness of any other company firm or person.

        (J) To promote any company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

        (K) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital, or for contributing to or assisting any company either issuing or purchasing with a view to issue all or any part of the Company's capital in connection with the advertising or offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or debenture stock.

        (L) To remunerate any person, firm or company rendering service to the Company whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or in part or otherwise.

        (M) Generally to purchase, take on lease or exchange, hire, or otherwise acquire any real or personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

        (N) To create, apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, copyrights, licences, secret processes, trade marks, designs, protections and concessions and any associated rights and all other intellectual property rights whatsoever, whether now existing or created hereafter and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same and to expend money in experimenting upon, testing and improving any such inventions, rights or other assets which the Company may acquire or propose to acquire.

        (O) To insure with any other company or person the whole or any part of the property of the Company, either fully or partially, and either on the mutual principle or otherwise, against losses, damages, risks and liabilities of all kinds, which may affect the Company, and also to insure in any of the ways aforesaid against all liabilities for injuries suffered by persons in the service of the Company or against any damage or compensation payable under any Act or otherwise provided that nothing herein contained shall empower the Company to carry on the business of assurance or re-assurance or to grant annuities within the meaning of the Insurance Companies Act 1974, and any extension, modification or re-enactment thereof for the time being in force, or to reinsure any risks under any class of assurance business to which that Act applies.

        (P) To receive money on deposit upon such terms as the Company may approve.

        (Q) To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

                                      E7-3

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        (R)    To lend money with or without security, but not to carry on the business of a registered money lender.

        (S) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities.

        (T) To remunerate any company for services rendered or to be rendered, in placing, or assisting to place, or guaranteeing the placing or procuring the underwriting of any of the shares or debentures, or other securities of the Company or of any company in which this Company may be interested or propose to be interested, or in or about the conduct of the business of the Company, whether by cash payment or by the allotment of shares, or securities of the Company credited as paid up in full or in part, or otherwise.

        (U) To subscribe for either absolutely or conditionally or otherwise acquire and hold shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of this Company.

        (V) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments.

        (W) To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the Company may think fit, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether, or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of or turn to account or otherwise deal with all or any part of the property or rights of the Company.

        (X) To adopt such means of making known the businesses and products of the Company as may seem expedient and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

        (Y) To support, subscribe or contribute to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its Directors, officers or employees, or the Directors, officers and employees of its predecessors in business or of any subsidiary, allied or associated company, or which may be connected with any town or place where the Company carries on business and to subsidise or assist any association of employers or employees or any trade association. To give pensions, gratuities, annuities or charitable aid to any person (including any Directors or former Directors) who may have served the Company or its predecessors in business or any subsidiary, allied or associated company or to the wives, children or other dependents or relatives of such persons, to make advance provision for the payment of such pensions, gratuities or annuities as aforesaid by establishing or acceding to such trusts schemes or arrangements (whether or not capable of approval by the Commissioners of the Inland Revenue under any relevant legislation for the time being in force) as may seem expedient, to appoint trustees or to act as trustee of any such schemes or arrangements.

        (Z) To establish and contribute to any scheme for the purchase or subscription by trustees of shares in the Company to be held for the benefit of the Company's employees, and to lend money to the Company's employees to enable them to purchase or subscribe for shares in the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees or any of them.

        (AA) To obtain any Provisional Order or Act of Parliament for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any
                                      E7-4
               other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

        (BB) To establish, grant and take up agencies in any part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals, or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

        (CC) To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognised in any foreign country or place.

        (DD) To distribute any of the property of the Company in specie among the shareholders.

        (EE) To amalgamate with any other company having objects altogether or in part similar to those of this Company.

        (FF) To do all such other things as are incidental or conducive to the attainment of the above objects, or any of them.

        And it is hereby declared that the word "Company" in this clause shall be deemed to include any person or partnership or other body of persons whether domiciled in the United Kingdom or elsewhere, and words denoting the singular number only shall include the plural number and vice versa, and so that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects, and in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.      The liability of the Members is limited.

6. *The Company's share capital is (L)100,000 divided into 100,000 shares of (L)1 each.

        *1. By an Ordinary Resolution passed on 5th June 1990, the share capital was increased from (L)100,000 to (L)500,000 divided Into 5,000,000 shares of 10p each.

        2. By a Special Resolution passed on 17th October 1995, the share capital was increased from (L)500,000 to (L)1,070,000 divided Into 10,700,000 shares of 10p each.

        3. By a Special Resolution passed on 15th April 1996, the share capital was increased from (L)1,070,000 to (L)2,000,000 by the creation of 9,930,000 shares of 10p.

        4. By a Special Resolution passed on 15th November 1996, the share capital was increased from (L)2,000,000 to (L)2,700,000 by the creation of 7,000,000 shares of 10p each.

        5. By a Special Resolution passed on 10th April 1997, the share capital was increased from (L)2,700,000 to (L)2,850,000 by the creation of 1,500,000 shares of 10p each.

                                      E7-5

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names.

--------------------------------------------------------------------------------
Names and addresses of            Number of shares taken
Subscribers                       by each Subscriber
--------------------------------------------------------------------------------
1.  For and on behalf of
    Instant Companies Limited
    2 Baches Street
    London N1 6UB                 One
2.  For and on behalf of
    Swift Incorporations
    Limited
    2 Baches Street
    London N1 6UB                 One
            Total shares
taken                             Two
--------------------------------------------------------------------------------


Dated this 2nd day of May 1990

Witness to the above Signatures:-                Terry Jayne
                                                        2 Baches Street
                                                        London N1 6UB

                                      E7-6

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES
                           ARTICLES OF ASSOCIATION OF
                          EIDOS PUBLIC LIMITED COMPANY
         (Adopted by Special Resolution passed on 5th day of June 1990)


(As amended by Special Resolutions passed on 17th October 1995, 25th January
                          2000 and 20 September 2001)

                                     PART 1

PRELIMINARY

1.      The regulations in Table A in the Schedule to the Companies (Tables A-
        F) Regulations 1985 shall not apply to the Company.

2. In these presents (if not inconsistent with the subject or context and save as expressly provided herein) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

        The Act                      The Companies Act 1985.

        The office                   The registered office of the Company for
                                     the time being.

        These presents               These Articles of Association as from time
                                     to time altered by Special Resolution.

        Group                        The Company and its subsidiaries.

        Seal                         The Common Seal of the Company.

        Securities Seal              An official seal kept by the Company
                                     pursuant to section 40 of the Act.

        The Statutes                 The Act and every other Act for the time
                                     being in force concerning companies and
                                     affecting the Company.

        The Stock Exchange           The International Stock Exchange of the
                                     United Kingdom and the Republic of Ireland
                                     Limited.

        Recognised clearing house    A recognised clearing house within the
                                     meaning of The Financial Services Act 1986 acting in relation to a recognised investment exchange (as defined in the Financial Services Act 1986).

        Transfer office              The place where the Register of Members is
                                     situate for the time being.

        The United Kingdom           Great Britain and Northern Ireland.

        Month                        Calendar Month.

        Year                         Calendar Year.

        In writing                   Written, which expression shall include
                                     typewriting, printing, lithography,
                                     photography and other modes of
                                     representing and reproducing words in a
                                     legible and non-transitory form.

                                      E7-7

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        Electronic Communication     Any communication transmitted (whether
                                     from one person to another, from one
                                     device to another, or from a person to a device or from a device to a person):

                                     (a)     by means of a telecommunications
                                             system (within the meaning of the
                                             Telecommunications Act 1984); or

                                     (b)     by other means but while in
                                             electronic form.

        Paid                         Paid or credited as paid.

        The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

        In these presents any reference to any statutory provision or enactment shall include any statutory modification or re-enactment thereof.

        The expression "Secretary" shall mean any person qualified in accordance with the Statutes appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

        Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

        A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these presents.

        References to Electronic Communications shall, without limiting the definition above and unless the context otherwise requires, include references to communications made by email or by sending a CD Rom or DVD (digital versatile disk) by post.

        The headings are inserted for convenience only and do not affect the construction of these presents.

        Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

                                      E7-8

                                    PART II


SHARE CAPITAL OF THE COMPANY

3. The authorised share capital of the Company at the date of adoption of these presents is (L)500,000 divided into 5,000,000 Ordinary Shares of 10p each.

VARIATION OF RIGHTS

4. Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the quorum shall be two persons at least holding or representing by proxy one-third in nominal value of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any one holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

5. The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of the issue thereof, be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

PURCHASE BY THE COMPANY OF ITS OWN SHARES

6.      (A)    Subject to paragraphs (B) and (C) below the Company may
               purchase its own shares (including any redeemable shares) in any manner authorised by the Act and with and subject to all prior authorities of the Company in General Meeting as specified under the Act provided however that the Company may not purchase any of its shares under this Article if as a result of the purchase of the shares in question there would no longer be any member holding shares in the Company other than redeemable shares.

        (B) The Company may not purchase its own shares if at the time of such purchase there are outstanding any convertible securities of the Company unless such purchase has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of the convertible securities.

        (C) Purchases by the Company of its own redeemable shares shall, where such shares are listed by The Stock Exchange, be limited to a maximum price which will not exceed the average of the middle market quotations taken from The Stock Exchange Daily Official List for the 10 business days before the purchase is made or in the case of a purchase through the market, at the market price, provided that it is not more than 5 per cent above such average. If such purchases are by tender, tenders shall be made available to all holders of such shares alike.

ALTERATION OF SHARE CAPITAL

7. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares be subject to the provisions of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.
                                      E7-9

8.      (A)    The Company may by Ordinary Resolution:-

               (i) Consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares;

               (ii) Cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

               (iii) Sub-divide its shares, or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

        (B) Upon any consolidation of fully paid shares into shares of larger nominal value the Directors may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder being consolidated with shares registered in the name of another holder may make such arrangements as may be thought fit for the sale of the consolidated share or any fractions thereof and for the distribution among the persons entitled thereto of the net proceeds of such sale and for such purpose may appoint some person to transfer the consolidated share to the purchaser and may cause the name of the purchaser or the holder of the shares comprised in any such transfer to be entered into the Register of Members and he shall not be bound to see to the application of the purchase money nor shall his title to the shares in any way be affected by any invalidity or irregularity in the proceedings in reference to the sale.

9. The Company may by Special Resolution reduce or cancel its share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.

STOCK

10. The Company may from time to time by Ordinary Resolution convert any fully paid up shares into stock and may reconvert any stock into fully paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of the Company into stock, any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

11. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not, without the sanction of an Ordinary Resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose.

12. The holders of stock shall, according to the amount of the stock held by them, have the same rights as regards dividends, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right (except as to participation in dividends and in assets on a reduction of capital or winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.

13. All such of the provisions of these presents as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" herein shall also include "stock" and "stockholder" respectively.

                                     E7-10

SHARES

14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.     (A)    Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights or subject to such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine).

        (B) Subject to the provisions of the Statutes, any shares of the Company whether preference shares or otherwise, may, with the sanction of an Ordinary Resolution, be issued on terms that such shares are, or at the option of the Company or the holder of such shares are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Ordinary Resolution determine.

16. Subject to the provisions of the Statutes (and of any resolution of the Company in General Meeting passed pursuant thereto) and of these presents, all unissued shares shall be at the disposal of Directors and they may allot with or without conferring a right of renunciation, grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

17. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

18. Subject to the provisions of the Statutes and of these presents, the Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

SHARE CERTIFICATES

19. Every definitive share certificate shall be issued under the Seal (or the Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) and shall specify the number and class of shares to which it relates and the amount paid upon thereon. No definitive certificate shall be issued representing shares of more than one class. Unless the Directors otherwise determine no definitive certificate shall be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or a recognised investment exchange.

20. In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one or more joint holders shall be sufficient delivery to all.

21. Subject to the provisions of these presents, any person excluding a recognised clearing house to whom no certificate is to be issued pursuant to Article 19 above whose name is entered in the Register of Members in respect of any shares of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor (in the case of issue) within two months (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer) transfer.

22.     (A)    Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares be issued in lieu without charge.

                                     E7-11

        (B) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

        (C) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such a request.

        (D) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if the old certificate is alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and (in either case) to the payment of such exceptional out of pocket expenses of the Company in connection with the request as the Directors may think fit.

        (E) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

23. Notwithstanding any other article, the Board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the Company's shares, stock, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:

        (A) the Board may dispense with the need to affix the common seal, or any official seal, of the Company to such certificate;

        (B) the Board may determine the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way;

        (C) the Board may permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person's actual signature.

        And any certificate issued in accordance with the requirements of the Board shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

CALLS ON SHARES

24. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

25. Each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all instalments and calls in respect thereof and any of such persons may give effectual receipts for any return of capital in respect of such share. A call may be revoked or postponed as the Directors may determine.

26. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Directors may determine and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of non payment of such call but the Directors shall be at liberty in any case or cases to waive payment of such interest, costs, charges and expenses wholly or in part.

                                     E7-12

27. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of the issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of the issue the same becomes payable. In case of non-payment all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

28. If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share.

29. The Directors may on the issue of the shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

30. The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 12 per cent. per annum) as the member paying such sum and the Directors agree upon. The Directors may also at any time repay the amount so advanced upon giving to such members one month's notice in writing.

FORFEITURE

31. If a member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

32. The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

33. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder and in such case reference in these Articles to forfeiture shall include surrender.

34. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be annulled by the Directors on such terms as they think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

35. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of those shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at such rate (not exceeding 15 per cent. per annum) as the Directors may determine from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

                                     E7-13

36. Where any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share; but no forfeiture shall in any manner be invalidated by any omission or neglect to give such notice as aforesaid.

37. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

LIEN

38. Subject to the provisions of section 150 of the Act, the Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

39. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

40. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

41. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

42. All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

43. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares. The Register of Members shall not be closed for more than thirty days in any year.

44.     (A)    The Directors may refuse to register a transfer of shares
               (whether fully paid or not) in favour of more than four persons jointly.

        (B) The Directors may also refuse to register a transfer of any shares (whether fully paid or not) where the holder or other person appearing to be interested therein for the purposes of
               Article 73 hereof
                                     E7-14
               has failed to comply with the statutory disclosure requirements under the terms of Article 73 Provided That this restriction on transfer shall cease to be applicable following the notification to the Company of an arms length sale as defined in Article 73(D).

        (C) If the Directors refuse to register a transfer pursuant to the provisions of this Article they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

45.     (A)    The Directors may decline to recognise any instrument of
               transfer unless the instrument of transfer (duly stamped) is in respect of only one class of share and is lodged at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument transfer is executed by some other person on his behalf, the authority recognised clearing house the lodgement of share certificates will only be necessary if, and to the extent that, certificates have been issued in respect of the shares in question.

        (B) All instruments of transfer which are registered may be retained by the Company.

46. No fee will be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

DESTRUCTION OF DOCUMENTS

47. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of any instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

        (i) The provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

        (ii) Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled;

        (iii) References herein to the destruction of any document include references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

48. In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person or persons recognised by the Company as having any title to or interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint from any liability in respect of any share held by him.

49. Any person becoming entitled to a share in consequence of a death or bankruptcy of a member or of any other event giving rise by operation of law to such entitlement may (subject as herein provided) upon
                                     E7-15
        supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as a holder of the share upon giving the Company notice in writing of his desire to be so registered or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event as aforesaid as if the death or bankruptcy of the member or other event as aforesaid had not occurred and the notice or transfer were a transfer executed by such member.

50. Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or other event giving rise by operation of law to such entitlement shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share Provided Always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

SHARE WARRANTS

51. The Directors with respect to fully paid up shares may issue warrants ("Share Warrants") stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which Share Warrants shall be issued and upon which a new Share Warrant or coupon shall be issued in the place of one worn out, defaced or destroyed, but no new Share Warrant or coupon shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a Share Warrant shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning General Meetings and upon which a Share Warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these articles the bearer of a Share Warrant shall be a member to the full extent. The bearer of a Share Warrant shall hold such warrant subject to the conditions for the time being in force with regard to Share Warrants whether made before or after the issue of such warrant.

                                     E7-16

                                    PART III


GENERAL MEETINGS

52. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one Annual General Meeting and the next. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

53. The Directors may whenever they think fit, and shall, on requisition in accordance with the Statutes, proceed to convene an Extraordinary General Meeting. Whenever the Directors shall convene an Extraordinary General Meeting on the requisition of members, they shall convene such meeting for a date not more than 6 weeks after the date when the requisition is deposited at the Office (unless the requisitionists shall consent in writing to a later date being fixed). If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF MEETINGS

54. An Annual General Meeting and any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing at the least and any other General Meeting by fourteen days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such (if any) as are not under the provisions of these presents entitled to receive such notices from the Company: Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

        (A) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

        (B) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

        Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate any General Meeting or any proceedings thereat.

55.     (A)    Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

        (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

        (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business: and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

56. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

        (i)    declaring dividends;

        (ii) receiving and adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

                                     E7-17

        (iii) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

        (iv) re-appointing the retiring Auditors (other than Auditors last appointed otherwise than by the Company in General Meeting);

        (v) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

PROCEEDINGS AT GENERAL MEETINGS

57. The Chairman of the Board of Directors, failing whom the Deputy Chairman shall preside as Chairman at a General Meeting. If there be no such Chairman or Deputy Chairman or if at any meeting neither shall be present within fifteen minutes after the time appointed for holding the meeting or willing to act the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair the members present shall choose one of their number) to be Chairman of the meeting.

58. No business other than the appointment of a Chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote at that meeting shall be a quorum for all purposes.

59. If within half an hour from the time appointed for a General Meeting (or such longer interval as the Chairman of the meeting may think fit to allow) a quorum is not present the meeting if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (being not less than seven days thereafter) and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than seven days' notice of the adjourned meeting shall be given in the like manner as in the case of the original meeting. At the adjourned meeting any two members present in person or by proxy shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

60. The Chairman of the meeting may with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for any adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of any adjourned meeting shall be given in like manner as in the case of the original meeting.

61. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62. Any proposed amendment to an Ordinary Resolution shall, unless the amendment be proposed by the Chairman of the meeting, not be valid unless notice of such proposed amendment shall have been received at the Office at least 48 hours prior to the time of the meeting or adjourned meeting. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by an error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

63. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:-

        (i)    the Chairman of the meeting; or

                                     E7-18

        (ii) not less than three members present in person or by proxy and entitled to vote at the meeting; or

        (iii) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

        (iv) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

64. A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is required a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously, or by a particular majority or lost and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

65.     (A)    In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

        (B) If any votes shall be counted which ought not to have been counted or might have been rejected the error shall not vitiate the result of the voting unless it be pointed out at the same meeting or at any adjournment thereof, and not in that case unless it shall in the opinion of the Chairman be of sufficient magnitude to merit the vitiation of such result.

66. No poll shall be demanded on the election of a Chairman of the meeting or on a question of adjournment. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairman of the meeting may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

67. Subject to any special rights or restrictions as to voting attached by or in accordance with these presents (whether pursuant to Article 73(B) or otherwise) to any shares or class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

68. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

69. Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the grounds (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

70. No member shall, unless the Directors otherwise determine, be entitled to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of
                                     E7-19
        the Company if any call or other sum presently payable by him to the Company in respect of shares in the Company remains unpaid.

71. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and any vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

72. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

DISENFRANCHISEMENT

73.     (A)    It is to be regarded as a cardinal principle of the Company that all members and persons interested in shares of the Company shall comply with those provisions of Part VI of the Act and any statutory modification or re-enactment thereof whereby the Company is empowered by notice in writing to require any member or other person as aforesaid within such reasonable time as is specified in the notice to disclose to the Company particulars of any interests, rights, agreements or arrangements affecting any of the shares held by that member or in which such other person as aforesaid is interested (which provisions in this Article are referred to as "the statutory disclosure requirements").

        (B) If any holder of or any other person appearing to be interested in any shares of the Company fails within such reasonable time as is specified in the said notice from the Company (being not less than 14 days after the date of service of such notice where the shareholding in question represents at least 0.25 per centum of the issued shares of the relevant class and 28 days in other cases) to comply with the statutory disclosure requirements then from the time of such failure and until whichever is the earlier of (i) compliance with the statutory disclosure requirements and (ii) transfer of the shares pursuant to an arms length sale (as defined in paragraph D below):

               (1) (should the Directors so resolve) such holder shall not be entitled to vote or to exercise any right conferred by membership in relation to meetings of the Company in respect of all the shares for the time being registered in the account in the register of members of the Company in respect of which such notice was served;

               (2) (in circumstances where the holding represents at least 0.25% of the issued shares of the relevant class and should the Directors so resolve) the payment of dividends in respect of such shares may be withheld; and

               (3) (in circumstances where the holding represents at least 0.25% of the issued shares of the relevant class and should the Directors so resolve) such holder shall not be entitled to transfer such shares otherwise than pursuant to an arms length sale.

        (C) For the purposes of this Article a person shall be treated as appearing to be interested in any shares if the holder of shares has been served a notice pursuant to section 212 of the Act and such notice (together with such other notices (if any) as shall have been served upon any other persons in respect of the shares in question) fails to establish the identities of those interested or who have been interested in the shares and the Company knows or has reasonable cause to believe that someone other than the holder or the persons whose identities have been revealed is or has been interested in the shares.

        (D) For the purposes of this Article "an arms length sale" shall mean a sale to an unconnected party under which the beneficial ownership of the shares in question passes and shall include (but without limitation) a sale through a recognised investment exchange (as defined in the Financial Services Act 1986) or other recognised market or a sale in connection with acceptance of a takeover offer for the Company (as defined in section 14 of the Company Securities (Insider Dealing) Act 1985).

                                     E7-20

PROXIES

74.     A proxy need not be a member of the Company.

75.     (A)    Subject to Article 75 (B) a form appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

        (B) Subject to the Act, the Directors may resolve to allow a proxy to be appointed by an Electronic Communication (including, but not limited to e-mail). The ability to appoint a proxy by an Electronic Communication may be subject to such limitations, restrictions or conditions as the Directors think fit. In particular, but without limitation, the Directors may require such evidence as it considers appropriate to decide that the appointment of a proxy is effective.

        (C) In these Articles, "form of proxy" or "proxy form" shall unless the context requires otherwise, include any Electronic Communication appointing a proxy which is authorised by the Directors in accordance with Article 75 (A) and which complies with the provision of these presents.

76. Subject to Article 75 (B) the form of proxy shall be in any usual form or in any other form which the Directors may approve. The Directors may, if they think fit, but subject always to the provisions of the Act, at the Company's expense send out proxy forms whether by post or by Electronic Communication to all of the persons entitled to receive notice of and to vote at any meeting and shall:

        (1)    send such proxy form with the notice convening the meeting;

        (2) provide for two-way voting (without prejudice to any right to abstain) on all resolutions set out in the notice of meeting;

        (3) state that a member is entitled to appoint a proxy of his own choice and provide a space for insertion of the name of such proxy; and

        (4) state that if the proxy form is returned without an indication as to how the proxy should vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes.

        Delivery of a form of proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

77.     (A)    In order for the appointment of a proxy to be valid:

               (1) in the case of an appointment of a proxy by Electronic Communication in accordance with the provisions of these presents the proxy form, together with the relevant evidence, must be received at the address by the relevant time; or

               (2) in the case of an appointment of a proxy by any other means in accordance with the provisions of these presents, the form of proxy together with any power of attorney or other written authority under which it is executed or an office or notarially certified copy or copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall be deposited by personal delivery or post at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any form of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time being appointed for holding the meeting or adjourned meeting at which the person named in the form or proxy or other instrument proposes to vote.

               (3) in the case of a poll taken more than 48 hours after it is demanded, the form of proxy must be delivered as provided for in Article 77 (A) or 77 (B) after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll.

               (4) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, the form of proxy must be delivered as provided for in Article 77
                       (A) or 77 (B)
                                     E7-21
                       to the meeting at which the poll was demanded to the Chairman or to the Secretary or to any Director.

        (B) A form of proxy which is not deposited or delivered in any such manner as provided in Article 77 (A) shall be invalid. No form of proxy shall be valid more than 12 months after the date stated in it at the date of its execution. When two or more valid forms of proxy are delivered in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

        (C)    For the purposes of Article 77:

               (1) for the purpose of appointing a proxy by Electronic Communication, the "address" means the number or address which has been specified by the Company for the purpose of receiving electronic communications appointing proxies;

               (2) "relevant documents" means the power of attorney or other authority relied on to sign the form or proxy, or a copy of such document certified by a notary or certified in some other way approved by the Directors;

               (3) "relevant evidence" means all or any evidence required by the Directors in accordance with the provisions of
                       Article 77 (B);

               (4)     "relevant time" shall be:

                       (i) 48 hours before the time appointed for the commencement of the meeting or adjourned meeting at which the person appointed as proxy proposes to vote;

                       (ii) if the poll is not taken on the same day as the meeting or adjourned meeting, 48 hours before the time appointed for the taking of the poll.

78. Subject to any contrary direction contained in the form of proxy, a proxy may demand, or join in demanding, a poll but does not have any further right to speak at the meeting, except with the permission of the Chairman. The form of proxy shall be also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

79. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

CORPORATIONS ACTING BY REPRESENTATIVES AND REVOCATION OF AUTHORITY

80. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purpose of these presents be deemed to be present in person at any such meeting if a person so authorised is present thereat.

81. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the form of proxy was duly deposited at the office or, where the proxy was appointed by an
                                     E7-22

        Electronic Communication, at the address, at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                                     E7-23

                                    PART IV


DIRECTORS

82. Subject as hereinafter provided the Directors shall not be less than three nor more than 20 in number. The Company may by Ordinary Resolution from time to time vary the minimum and maximum number of Directors.

83. No Director shall vacate his office or be ineligible for re-appointment as a Director, nor shall any person be ineligible for appointment as a Director, by reason only of his having attained any particular age.

84. There shall be no requirement for Directors to hold shares in the Company in order to qualify for appointment as Directors of the Company.

85. Each Director shall be entitled to receive notice of and to attend and speak at any General Meeting of the Company and at any separate General Meeting of the holders of any class of shares in the capital of the Company.

86. The aggregate fees of the Directors (other than any remuneration payable to executive Directors in such capacity) shall not exceed
        (L)100,000 per annum as the Directors may from time to time determine or such larger sum as the Company in General Meeting shall from time to time determine. The foregoing remuneration may be increased separately by the Directors if such increase is solely to meet the cost of any value added tax properly payable on such remuneration. The Directors may also grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company. The Directors shall also be paid out of the funds of the Company all their travelling, hotel and other expenses properly incurred by them in and about the discharge of their duties.

87. Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director (including going or residing abroad in connection with the conduct of any of the affairs of the Company), may be paid such extra remuneration by way of lump sum, salary, commission, percentage of profits, or otherwise as the Directors may determine.

88.     (A)    A Director may hold any other office or place of profit under the Company except that of Auditor in conjunction with the office of Director and may act in a professional capacity to the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. No
               Director shall be disqualified by his office from contracting with the Company either in regard to such other office or place of profit or as vendor, purchaser or otherwise, nor subject to section 322 of the Act shall any such contract nor any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor subject also to section 322 of the Act shall any Director so contracting or being interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, provided that the nature of his interest shall be disclosed by him in accordance with the provisions of the Companies Act 1985.

        (B) A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as a shareholder or otherwise and unless otherwise agreed by such Director, shall not be accountable for any remuneration or other benefits received by him as a director or officer of, or by virtue of his interest in, such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or voting or providing for the payment or remuneration to the directors or officers of such other company.

                                     E7-24

MANAGING AND EXECUTIVE DIRECTORS

89.     (A)    The Directors may from time to time appoint one or more of their body to be Managing Director or joint Managing Directors of the Company or to hold such other Executive Office in relation to the management of the business of the Company as they may decide for such period as they think fit (subject to section 319 of the Act), and may, from time to time (subject to the provisions of any service contract between him or them and the Company and without prejudice to any claim for damages he or they may have for breach of any such service contract), remove or dismiss him or them from such office and appoint another or others in his or their place or places.

        (B) A Managing Director or such Executive Director shall (subject to the provisions of Article 96 hereof and without prejudice to any claim for damages any such Managing Director or Executive Director may have for breach of any service contract between him and the Company) be subject to the same provisions as to removal and as to vacation of office as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately (but without prejudice as aforesaid) cease to be a Managing Director or such Executive Director.

90. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, and (without prejudice to the terms of any contract entered into in any particular case) may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

91. The office of a Director shall be vacated in any of the following events, namely:-

        (i)    If he shall become prohibited by law from acting as a Director.

        (ii) If he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer.

        (iii) If he shall have a receiving order made against him or in Scotland have his estate sequestrated or shall compound with his creditors generally.

        (iv) If in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of his mental disorder or his becoming a patient under the Mental Health Act 1959 for his detention or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs.

        (v) If he be absent from meetings of the Directors for six consecutive meetings without leave, and the Directors resolve that his office be vacated.

        (vi) If he becomes prohibited from being a Director pursuant to the provisions of the Company Directors Disqualification Act 1986.

92. At the first Annual General Meeting of the Company all the Directors shall retire from office and at the Annual General Meeting in every subsequent year one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation.

93. The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date
                                     E7-25
        of the Notice convening the Annual General Meeting, and no Director shall be required to retire or to be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such Notice but before the close of the Meeting.

94. The Company at the meeting at which a Director retires under any provision of these presents may by Ordinary Resolution fill up the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

        (i) Where at such meeting it is expressly resolved not to fill such office or the resolution for the re-election of such Director is put to the meeting and lost;

        (ii) Where such Director has given notice in writing to the Company that he is unwilling to be re-elected.

        (iii) Where the default is due to the moving of a resolution in contravention of the next following Article.

        The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect another person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without break.

95. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by a meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

96. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than thirty days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the office notice in writing, signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

97. The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any other person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

98. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall also have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these presents. Any person so appointed by the Directors shall hold office until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

ALTERNATE DIRECTORS

99.     (A)    Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment,
                                     E7-26
               unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

        (B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

        (C) An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director for whom he is appointed an alternate is not personally present and generally at such meeting to perform all the functions of a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of the Director for whom he is appointed an alternate) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director an alternate Director shall have one vote for every Director he represents in addition to his own, if he is himself a Director, and when so acting, where the quorum exceeds two, shall be considered as two Directors for the purpose of making a quorum.

               If the Director for whom he is appointed an alternate is for the time being absent from the United Kingdom or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of the Director for whom he is appointed an alternate. To such extent as the Directors may from time to time determine in relation to any committee of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which the Director for whom he is appointed an alternate is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

        (D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any remuneration in respect of his appointment except only such part (if any) of the remuneration otherwise payable to the Director for whom he is appointed an alternate as such Director may by notice in writing to the Company from time to time direct.

        (E) An Alternate Director shall be deemed to be an officer of the Company, shall alone be responsible to the Company for his own acts or defaults and shall not be deemed to be the agent of or for the Director appointing him.

MEETINGS AND PROCEEDINGS OF DIRECTORS

100. Subject to the provisions of these presents the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Notice of a meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose or by any other form of Electronic Communication (including, but not limited to, e-mail) sent to an electronic address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board of Directors that notice of a meeting shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retrospective.

101. The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which
                                     E7-27
        a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. For the purposes of determining whether a quorum is present:-

        (i) in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum.

        (ii) in the case of a meeting of Directors, in addition to the Directors present at the meeting any Director in telephonic communication with such meeting shall be counted in the quorum.

102. Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

103.    (A)    Save as provided in the Articles of Association a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest
               (otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) and if he shall do so, his vote shall not be counted. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

        (B) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists or in any other case at the first meeting of the Board after he knows that he is or has become so interested. A general notice to the Board given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested at any contract or arrangement which may after the date of the notice be made with such company or firm shall be sufficient declaration of interest under this Article in relation to any contract or arrangement so made; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board Meeting after it is given.

        (C) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

               (i) The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

               (ii) The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of a security;

               (iii) Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

               (iv) Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer creditor or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company;

               (v) Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme, share incentive scheme, share option scheme or any other
                                     E7-28
                       arrangement to provide benefits under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes; and

               (vi) Any proposal concerning the adoption, modification or operation of a share incentive scheme, share option scheme or any other arrangement for the benefit of employees (including full time executive directors of the Company and/or any subsidiary of the Company) which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such scheme or arrangement relates;

               (vii) Any proposal concerning insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company, provided that for the purposes of this sub-paragraph (vii), insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 115A or any other insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any groups of persons consisting of or including Directors of the Company.

        (D) A Director shall not vote or be counted in a quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

        (E) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by him voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned has not been fairly disclosed.

104. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purposes of filling up such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

105. The Directors may elect a Chairman and a Deputy Chairman (or two or more Deputy Chairman) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed, or if at any meeting neither be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

106. A resolution in writing signed by all the Directors for the time being in the United Kingdom shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors and may be in any form as the Directors determine including Electronic Communication.

107. The Directors may delegate any of their powers or discretions to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (i) the number of co-opted members shall be less than one-half of the total number of members of the committee and (ii) no resolution of the committee shall be effective unless a majority of the persons present at the meeting are Directors.

108. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of
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
        the Directors so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

109. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

BORROWING POWERS

110. The board may exercise all powers of the Company to borrow money, to give guarantees and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

111. The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

112.    (A)    The Directors may establish any local, group or divisional boards, agencies or committees for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local group or divisional boards, agencies or committees or any managers or agents, and may fix their remuneration and may delegate to any local, group or divisional board, agency or committee or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but not person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

        (B) The Directors may arrange that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on by or through one or more subsidiary companies and they may on behalf of the Company make such arrangements as they think advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing assisting or subsidising any such subsidiary company or guaranteeing its contracts obligations or liabilities.

113. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

114. The Directors may from time to time appoint any person to any office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the
                                     E7-30

        Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word "Director" in the designation or title of any such office or employment with the Company shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any of the purposes of these presents.

115.    (i)    The Directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds for the benefit of such persons as are hereinbefore referred to or any of them or any class of them and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise).

        (ii) The Directors may establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any other company as aforesaid or of any such persons as aforesaid and make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

        (iii) The Directors may do any of the matters aforesaid either above or in conjunction with any such other company as aforesaid.

116.    A      Without prejudice to the provisions of Article 103(C)(vii), the
               Directors shall have power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other undertaking which is (a) a parent undertaking of the Company or (b) a subsidiary undertaking of the Company or of such parent undertaking or (c) otherwise allied to or associated with the Company or any such parent undertaking or subsidiary undertaking or in which the Company or such parent undertaking or subsidiary undertaking has any interest whether directly or indirectly or who are or were at any time trustees of any retirement benefits scheme or employees' share scheme in which employees of the Company or of any such other undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other undertaking, retirement benefits scheme or employees' share scheme.

117. Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company may cause to be kept in any territory a branch register of members resident in such territory and the Directors may make and vary such regulations as they think fit respecting the keeping of any such register.

118. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts of moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                     E7-31

                                     PART V


RESERVES, DIVIDENDS AND CAPITALISATION OF PROFITS

RESERVES

119. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same, the Directors shall comply with the provisions of the Statutes.

DIVIDENDS

120. Subject to the Statutes, the Company may by Ordinary Resolution declare dividends but no such dividends shall exceed the amount recommended by the Directors.

121. Insofar as, in the opinion of the Directors, the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

122. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

123. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

124. Subject to the provisions of the Statutes, where any asset, business or property is acquired by the Company as from a past date the profits and losses arising therefrom as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue and it shall not be obligatory to capitalise the same or any part thereof.

125.    (A)    The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists and may further deduct from any dividend all sums of money (if any) presently payable by a member to the Company on account of calls or otherwise in relation to shares of the Company.

        (B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

        (C) The Directors may withhold payment of dividends payable upon shares in respect of which the holder or other person appearing to be interested therein for the purposes of Article 73 hereof has failed to comply with the statutory disclosure requirements under the terms of Article 74 provided that this restriction shall cease to be applicable following the earlier of (i) compliance with the statutory disclosure requirements and (ii) transfer of the shares pursuant to an arms length sale as
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
               defined in Article 73(D) and any dividend monies then retained thereon shall be paid in accordance with Article 127 hereof to the person appearing to the Company to be entitled thereto.

126. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder thereof (or the person becoming entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

127. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

128.    (A)    Subject to Part VIII of the Act the Company may upon the
               recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution and where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

        (B) Subject to Part VIII of the Act the Company may upon the recommendation of the Directors by Ordinary Resolution declare that any surplus moneys in the hands of the Company representing capital profits arising from the receipt of moneys received or recovered in respect of or arising from the realisation of and capital assets of the Company or any investment representing the same and not required for the payment or provision of any fixed dividend instead of being applied in the purchase of other capital assets or for other capital purposes be distributed amongst the ordinary shareholders on the footing that they receive the same as capital in the shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of dividend: Provided always that no such profit as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid up share capital of the Company for the time being.

129. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event to any one of such persons) or to such person and such address as such member or person or persons may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to have the money represented thereby.

130. If two or more persons are registered as joint holders of any share or are entitled jointly to a share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.

131. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it
                                     E7-33
        may be a date prior to that on which the resolution is passed and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

SCRIP DIVIDENDS

132. Subject to approval by the Company at any Annual General Meeting the Directors may, in respect of any dividend declared or proposed to be declared at that Annual General Meeting or at any time prior to the next following Annual General Meeting (and provided that an adequate number of unissued ordinary shares are available for the purpose), determine and announce, prior to or contemporaneously with their announcement of the dividend in question and any related information as to the Company's profits for such financial period or part thereof, that ordinary shareholders will be entitled to elect to receive in lieu of such dividend (or part thereof) an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply:-

        (A) The basis of allotment shall be determined by the Directors so that as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional ordinary shares (including any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the "average quotation" of an ordinary share shall be the average of the middle market quotations on The Stock Exchange as shown in the Daily Official List on each of the first five business days on which the ordinary shares are quoted ex the relevant dividend.

        (B) The Directors shall give notice in writing to the ordinary shareholders of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which the latest date and time by which duly completed forms of election must be lodged in order to be effective.

        (C) The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised ("the elected ordinary shares") and in lieu thereof additional shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account of the Company as the directors may determine a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected ordinary shares on such basis.

        (D) The additional ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend (or share election in lieu).

        (E) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

        (F) The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

                                     E7-34

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CAPITALISATION OF PROFITS

133.    (A)    The Company may, upon the recommendation of the Directors, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of the amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve and accordingly that such amount be set free for distribution among the members or any class of members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such members respectively or in payment up in full of unissued shares debentures or other obligations of the Company, to be allotted and distributed credited as fully paid among such members, or partly in one way and partly in the other and the Board shall give effect to such resolution, provided that, for the purposes of this Article, a share premium account and a capital redemption reserve may be applied only in the paying up of unissued shares to be allotted to such members credited as fully paid.

        (B) The Company may, upon the recommendation of the Directors, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in the paying up in full of unissued shares to be allotted as fully paid shares by way of capitalisation to the members or any class of members who would have been entitled to that sum if it were distributed by way of dividend, and in the same proportions, and the Directors shall give effect to such resolution.

134. Where any difficulty arises in regard to any distribution under the last preceding Article the Directors may settle the same as they think expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the members.

                                     E7-35

                                    PART VI


GENERAL

SECRETARY

135. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they think fit one or more Assistant Secretaries.

136. A provision of the Statutes or these presents requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same person acting as Director and as, or in the place of the Secretary.

THE SEAL

137.    (A)    The Directors shall provide for the safe custody of the Seal and the Securities Seal (if any) and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

        (B) Every instrument to which the seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signatures.

        (C) The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

138. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

139. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and if any books, records, documents or accounts are elsewhere than at the office the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.

ACCOUNTS

140. Once at least in every year the Directors shall lay before the Company in General Meeting a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year to which it relates and a balance sheet giving a true and fair view of the state of affairs of the Company as at the date to which the profit and loss account is made up being a date not more than seven months before the date of the meeting. If the Company shall be a holding company as defined by the Statutes there shall with the said profit loss account and balance sheet also (except insofar as the Statutes otherwise permit) be laid before the Company in General Meeting a consolidated balance sheet dealing with the state of affairs at the end of the financial year of the Company and its then subsidiaries. The Directors shall in preparing
                                     E7-36
        every such profit and loss account and balance sheet and consolidated profit and loss account be and consolidated balance sheet have regard to the provisions of the Statutes applicable thereto.

141. Every such balance sheet, profit and loss account, consolidated balance sheet and consolidated profit and loss account, shall be signed in such manner as may be required by the Statute. There shall also be attached to the balance sheet a report by the Directors with respect to such matters as are by the Statute required to be dealt with therein.

142.    (A)    Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or as ordered by a court of competent jurisdiction or as authorised by the Directors or the Company in General
               Meeting.

        (B) Save as may be necessary for complying with the provisions of the Statutes or as the Company may by Extraordinary Resolution otherwise resolve, the Directors shall not be bound to publish any list or particulars of the securities or investments held by the Company nor to give any information with reference to the same to any member.

143. A printed copy of the directors report and of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be delivered or sent to every member of and every holder of debentures of, the Company and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these presents. Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. If all or any of the shares or debentures of the Company shall for the time being be listed on The Stock Exchange, there shall be forwarded to the appropriate officer of The Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

AUDITORS

144.    (A)    Auditors shall be appointed and their duties regulated in
               accordance with the provisions of the Statutes.

        (B) Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

145. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

146. Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid (except in the case of a share certificate and only when the member has agreed to the sending of notices or other documents by Electronic Communication) by any other form of Electronic Communication (including but not limited to e-mail) sent to an electronic address given by the member to the Company for the purposes of delivering such notice or other document; or (subject to and in accordance with the provisions of Article 47) by
                                     E7-37
        publishing such notice or other document on a website. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Where a notice or other document is given by any other form of Electronic Communication it shall be deemed to be served or delivered 48 hours after the Electronic Communication was sent and, in proving such service, it shall be sufficient to produce a confirmation setting out either the total number of recipients sent to or each recipient to whom the message was sent or if given by publishing such notice or other document on a website in accordance with the provisions of this Article shall be deemed to be served or delivered when the notice required by this Article however sent, shall be deemed to be served in accordance with the provisions of this
        Article 145.

147. Subject to the provisions of the Act, a notice or other document may be served on, or delivered to, a member by the Company publishing such notice or other document on a website to which such member has access, provided that:

        (1) the Company and the relevant member have agreed that, instead of the Company sending notices or other documents to the member, such member will access them on a website;

        (2) the notice or other document actually published on the website is a notice or document to which the agreement referred to in
               Article 146 (1) applies;

        (3) the member is notified, in a manner for the time being agreed for the purpose between the member and the Company and in accordance with the provisions of the Act; of

               (i) the publication of the notice or other document on a website;

               (ii)    the address of that website;

               (iii) the place on such website where the notice or other document may be accessed and how it may be accessed; and

               (iv) the period of time for which the documents will be available on the website, which (in the case of a notice of a meeting and accompanying documents) must be for a period of not less than 21 days from the date of notification or, if later, until the conclusion of any general meeting to which the documents relate; and

        (4) the notice or other document is published on that website throughout the period referred to in Article 146 (3) (iv). However, if the documents are published on that website for a part but not all of such period, the notice or document will be treated as published throughout that period if the failure to publish the notice or other document throughout the period is attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

148. Anyone can serve any summons, notice, order or other document on the Company or any officer of the Company:

        (i) by posting it in a letter (with postage paid) to the Company or any officer of the Company at the office;

        (ii)   by delivering it to that address; or

        in any other manner prescribed by these presents for the serving of notice on, or the delivery of documents to, a member by the Company, or as may from time to time be agreed between the Company and the person so serving any such document as an effective manner of service.

                                     E7-38

149. Any notice given to that one of the joint holders of a share whose name stands first in the Register or Members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purposes a joint holder having no registered address in the United Kingdom and not having supplied an address in the United Kingdom for the service of notices shall be disregarded.

150. A person entitled to a share in consequence of the death, bankruptcy or mental disorder of a member or by operation of law or any other event, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation and whether or not the Company have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

151. A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

152. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the date the notice was to have been so sent in at least two leading national daily newspapers and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

153. Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

154. Every person who by operation of law, transfer or other means shall have become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the Register of Members shall have been duly given to the person from whom he derives his title to such share other than notice given under Article 73 or under the provisions of section 212 of the Act.

MINUTES

155. The Directors shall cause minutes to be made of the following matters, namely:-

        (i) of all appointments of officers and Committees made by the Directors and of their salary or remuneration;

        (ii) of the names of Directors present at every meeting of the Board or of Committees of Directors and all business transacted at such meetings; and

        (iii) of all orders, resolutions and proceedings of all General Meetings and of the Directors and Committees of Directors.

        Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.
                                     E7-39

156.    The Company shall keep and make available for inspection:-

        (i) as required by section 318 of the Act copies and/or memoranda of the Directors' service contracts;

        (ii) as required by section 325 of the Act a register of the Directors' interests in shares or debentures of the Company or any other body corporate being the Company's subsidiary or holding company or a subsidiary of the Company's holding company, which register shall be produced and remain open at each Annual General Meeting;

        (iii) all such registers and reports as the Company is required to keep under Part VI of the Act; and

        (iv) as required by section 401 of the Act a register of all mortgages and charges affecting the property of the Company.

UNTRACED MEMBERS

157.    (A)    The Company shall be entitled to sell (in such manner and for such price as the Directors think fit) the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that the following conditions are satisfied:-

               (i) for a period of twelve years, being a period during which at least 3 dividends in respect of the shares in question have become payable, no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share stock or debenture or loan stock at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

               (ii) the Company has at the expiration of the said period of twelve years given notice by advertisement in both a national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph A(i) of this Article is located of its intention to sell such share, stock or debenture or loan stock; and

               (iii) the Company has not during the further period of three months following the publication of the said advertisements or following the later publication if the two advertisements are published on different dates and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

               (iv) the Company has given notice in writing to the Quotations Department of The Stock Exchange of its intention to sell such share, stock or debenture or loan stock.

        (B) To give effect to any such sale the Company may appoint any person on to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The Company shall be obliged to account to the former member or other person previously entitled for the net proceeds of sale by carrying such proceeds to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor for such amount and not a trustee in respect of the debt for such former member or person and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                                     E7-40

WINDING-UP

158. The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

159. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, with the authority of an Extraordinary Resolution and subject to any provision sanctioned in accordance with the provisions of the Act, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such a value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability. The Liquidator may make any provision referred to in, and sanctioned in accordance with, the provisions of Section 719 of the Act.

160. The power of sale of a liquidator shall include a power to sell wholly or partially for shares as debentures or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

161. If the Company shall be wound up, the surplus assets remaining after payment of all creditors shall be divided among the members in proportion to the capital which at the commencement of the winding up is paid up or ought to have been paid up on the shares held by them respectively and if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. But this Article is to be subject to the rights attached to any shares which may be issued on special terms or conditions.

INDEMNITY

162. Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the court.

                                     E7-41

--------------------------------------------------------------------------------
                       Names and addresses of Subscribers
--------------------------------------------------------------------------------
1.  For and on behalf of
    Instant Companies Limited
    2 Baches Street
    London N1 6UB
2.  For and on behalf of
    Swift Incorporations
    Limited
    2 Baches Street
    London N1 6UB
--------------------------------------------------------------------------------


Dated this 2nd day of May 1990

Witness to the above Signatures:-                Terry Jayne
                                                        2 Baches Street
                                                        London N1 6UB

                                     E7-42